Exhibit 99.1

Press Release

January 25th, 2007 Beverly Hills, CA ------------ GBS announced today the sale of its subsidiary Postal Connection of America Franchise Co (PCA). The sale, valued at $625,000, was concluded with the subsidiary’s management team. “This is a transaction of value for all parties concerned”, said S.M. Thompson, CEO of GBS. This transaction eliminates over $500,000.from GBS’s balance sheet moving the company closer to its goals of finding a merger candidate or operations partner for purposes of enhancing shareholder value. GBS is a pink sheet listed company symbol “gbns.pk” based in Beverly Hills, CA.

The Company also announced today the appointment of Mr. Barry Mitchell of Westlake, CA to its Board of Directors. Mr. Mitchell is an investment banker with years of work related experience in the securities market, as well as hands on corporate management expertise. Mr. Mitchell joins the Board to replace Mr. George Marlowe. Mr. Marlowe has been with the Board of the Company for over 2 ½ years and cites family and business conflicts for his resignation from the Board.